Exhibit 10.1

Execution Version

AMENDMENT NO. 4

TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into effective April 3, 2023 between Mullen Automotive Inc., a Delaware corporation (the “Company”), and the Buyers listed on the signature pages hereto (collectively, the “Buyers” and each, a “Buyer”).Capitalized terms not defined herein shall have the same meaning as set forth in the Securities Purchase Agreement (as defined below).

RECITALS:

A.            The Company and the Buyers entered into the Securities Purchase Agreement dated as of June 7, 2022 (as amended, the “Securities Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, the Buyers shall purchase, solely upon the Company’s request, on the Purchase Date the Commitment Amount of shares of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and Warrants.

B.            The Company and the Buyers desire to amend the Securities Purchase Agreement as provided herein.

NOW, THEREFORE, for due and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.            The Securities Purchase Agreement shall be amended such that references to the Purchase Date shall mean (i) with respect $45 million of the Commitment Amount, April 17, 2023 and (ii) with respect to another $45 million of the Commitment Amount, May 15, 2023.

        2.            The Company irrevocably agrees, without further action or delivery of any notice, to exercise its put option and sell shares of Series D Preferred Stock on each Purchase Date on the terms and conditions of the Securities Purchase Agreement, subject to receipt of full payment for such Series D Preferred Stock on each Purchase Date equal such Buyer’s pro rata portion of the Commitment Amount due on such Purchase Date; provided, however, that the Company will not effect a reverse stock split of the Common Stock within the five (5) Trading Days prior to either Purchase Date.

        3.            Except as modified by this Amendment, all other terms and conditions in the Securities Purchase Agreement shall remain in full force and effect and this Amendment shall be governed by all provisions thereof.

4.            This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

5.            This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Buyers and the Company has caused its signature page to this Amendment No. 4 to Securities Purchase Agreement to the be duly executed as of the date first written above.

COMPANY:
MULLEN AUTOMOTIVE INC.
By:	/s/ David Michery
Name:	David Michery
Title:	Chief Executive Officer

BUYERS:
Esousa Holdings, LLC
By:	/s/ Michael Wachs
Name:	Michael Wachs
Title:	Managing Member

Acuitas Capital, LLC
By:	/s/ Terren Peizer
Name:	Terren Peizer
Title:	Chief Executive Officer

Davis-Rice Pty Limited
By:	/s/ Timothy Davis-Rice
Name:	Timothy Davis-Rice
Title:	Director

Ault Lending, LLC f/k/a Digital Power Lending, LLC
By:	/s/ David J. Katzoff
Name:	David J. Katzoff
Title:	Manager

Jess Mogul
/s/ Jess Mogul

Jim Fallon
/s/ Jim Fallon

Michael Friedlander
/s/ Michael Friedlander

[Signature page to Amendment No. 4 to Securities Purchase Agreement]